Elevation Series Trust 485BPOS

Exhibit 99.(g)(5)

January 14, 2025

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company
Legal Division - Global Services Americas
1 Congress Street

Boston, MA 02114

Re: Clough Hedged Equity ETF (“CBLS”) and Clough Select Equity ETF (“CBSE”) (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 29.15.2, the Additional Clients provision, of the Custody Agreement dated as of September 2, 2022, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Funds hereby request that State Street act as Custodian for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

Elevation Series Trust

on behalf of:

Clough Hedged Equity ETF and Clough Select Equity ETF

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Scott Shirrell
Name:	Scott Shirrell
Title:	Managing Director

Information Classification: Limited Access

Appendix A

List of Funds and Custodian Entities

Fund Name	Jurisdiction of formation
SRH U.S. Quality ETF	Delaware
Sovereign's Capital Flourish Fund	Delaware
SRH REIT Covered Call ETF	Delaware
TrueShares Quarterly Bull Hedge ETF	Delaware
TrueShares Quarterly Bear Hedge ETF	Delaware
Clough Hedged Equity ETF	Delaware
Clough Select Equity ETF	Delaware
RiverNorth Active Income ETF	Ohio
Clough Short Duration ETF	Delaware
Clough Flexible Income ETF	Delaware
TrueShares Seasonality Laddered Buffered ETF	Delaware
The Opal International Dividend Income ETF	Delaware

Information Classification: Limited Access